SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 16, 2005

LAS VEGAS GAMING, INC.
---------------------------
(Exact name of registrant as specified in its charter)

NEVADA	000-30375	88-0392994
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4000 W. Ali Baba Lane, Suite D
Las Vegas, Nevada 89118
(Address of Principal Executive Offices)

(702) 871-7111
(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 -- REGISTRANT’S BUSINESS AND OPERATIONS

None

SECTION 2 - FINANCIAL INFORMATION

None

SECTION 3 - SECURITIES AND TRADING MARKETS

None

SECTION 4 - MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

None

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

The following table reflects officers appointed to serve for Las Vegas Gaming, Inc. (the “Company”) and their respective ages and positions:

Name	Age	Position
Zak Khal John English Sam Johnson	41 41 39	President and Chief Operating Officer Chief Strategic Officer Chief Technical Officer

On August 16, 2005, the Board appointed Mr. Zak Khal as President and Chief Operating Officer of the Company.

Mr. Kahl has served as Vice President of Operations since September, 2001 and recently added the title of President and Chief Operating Officer. From April, 1994 through September 2001, Mr. Khal held a variety of positions with Park Place Entertainment: Director of Operations at Park Place Corporate; Assistant Vice President of Casino Operations and Marketing, Director of Casino Administration at Paris/Bally’s; Games Manager, Casino Administrator and Senior Operations analyst at Las Vegas Hilton; and Senior Internal Auditor at Hilton Hotels Corporation. Prior to joining Park Place, Mr. Khal held a variety of table games managerial positions at the Rio Hotel and Casino and Aladdin Hotel and Casino. Mr. Khal has extensive experience in the operation, administration and management of all phases of casino operations and was an integral part of the management staff overseeing the development and opening of Paris Las Vegas. Mr. Khal has a Bachelor of Science degree from Oregon State University and a MBA from the University of Nevada, Las Vegas.

On August 16, 2005, the Board appointed Mr. John English as Chief Strategic Officer of the Company.

Mr. English started his career in gaming and marketing in 1981 while attending high school. He began working as a junior copywriter and game developer with the firm McClenahan-Kasday, one of the largest privately held direct mail marketing firms in the United States specializing in lottery, contests of skill and sweepstakes. In late 1983, Mr. English was appointed to President of the lottery division within the company called Winners Award Center, which quickly rose to become the top performing division within the firm and encompassed every area of marketing and gaming on a nationwide basis. Mr. English successfully operated Winners Award Center and over the next five years produced game revenues exceeding seventy million dollars. In 1990, Mr. English co-founded a spin off company named Pinpoint Direct Incorporated. He eventually developed several subsidiaries of Pinpoint Direct and grew to become one of the largest direct mail sweepstakes and gaming providers in the world. During his tenure at Pinpoint, Mr. English also developed and operated several other business ventures ranging from telecommunications distributors and structural development companies to diverse public relations and marketing firms. From 1995 through 1998, while operating his businesses globally, Mr. English created and commissioned the development plans for The Stadium, an 800 room sports themed hotel, casino and sports complex to be built on the Las Vegas Strip. In 1998, Mr. English founded Multimedia Enterprises as the gaming content and creative division, as well as Mailworks International as the printing and production division. Mr. English has been instrumental in developing numerous gaming devices that are industry break-throughs. Mr. English joined Las Vegas Gaming, Inc. in September 2004.

On August 16, 2005, the Board appointed Mr. Sam Johnson as Chief Technical Officer of the Company.

Mr. Johnson began his career in 1987 as a design engineer for the Hitachi Corporation and has a 17-year track record of success. AdLine Network, Sam’s 4th technology start-up, was founded by he and two other cable-industry veterans in August, 2001. Prior to AdLine Network, Mr. Johnson founded i2Go in May of 1999, a technology company that designed, developed, and marketed the first interactive wireless digital music media delivery system targeted for the automotive market. In just six months, i2Go went from product concept to a finished end-to-end system and a category leadership position with revenues nearing $2 million in the first 12 months the product was available to the market. In 1993 Mr. Johnson founded Mobile Security Communications, Inc., a technology company that developed one of the first aftermarket wireless location based systems used for automatic vehicle theft recovery, emergency notification, mobile information services and fleet management, similar to OnStar. In 1988, Mr. Johnson founded Interconnect Design Service, a professional service company providing electronic design consulting services to large commercial and military clients. In 2000, he sold Interconnect Design Services, Inc. Mr. Johnson obtained his MBA degree in 1999 from Emory University and his Bachelor degree in Engineering Technology in 1987 from New York Institute of Technology.

Certain Relationships and Related Transactions

Except as provided below, none of the aforementioned officers in the past two years have had any material interest, direct or indirect, in any transaction with the Company or in any presently proposed transaction that, in either case, has or will materially affect the Company.

Family Relationships

There are no family relationships among our directors or officers.

SECTION 6 - ASSET BACKED SECURITIES

None

SECTION 7 - REGULATION FD

None

SECTION 8 - OTHER EVENTS

None

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAS VEGAS GAMING, INC.

/s/ Russell Roth
Russell Roth, Chief Executive Officer

Date: October 7, 2005